EXHIBIT 99.2
                                                                    ------------

                    VOTING AGREEMENT OF BANCORP SHAREHOLDERS

      This Voting Agreement (this "Agreement") is entered into as of June 30, 2004 by and among Allaire Community Bank, a commercial bank organized under the laws of the State of New Jersey ("Allaire"), and certain shareholders of Monmouth Community Bancorp, a corporation organized under the laws of the State of New Jersey ( "Bancorp"), named herein (each a "Shareholder" and collectively, the "Shareholders").

      Allaire and Bancorp have entered into an Agreement and Plan of Acquisition dated June 30, 2004 (the "Combination Agreement") which provides (subject to the conditions set forth therein) for the acquisition of Allaire by Bancorp (the "Combination"), and the subsequent merger of Allaire into a national banking association to be called "Central Jersey Bank, National Association." Capitalized terms used and not defined below shall have the meanings ascribed to such terms in the Combination Agreement. For purposes of consummating the Combination, the Shareholders are entering into this Voting Agreement. Accordingly, the parties to this Voting Agreement, intending to be legally bound, agree as follows:

1. Definitions. The following terms shall have the meanings set forth below as
   ------------
used herein.

      "Expiration Date" shall mean the earlier of (i) the date upon which the Combination Agreement is validly terminated, or (ii) the date upon which the Combination becomes effective.

      A Shareholder shall be deemed to "Own" or to have acquired "Ownership" of a security if such Shareholder (i) is the record owner of such security, or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such security.

      "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

      "Subject Securities" shall mean (i) all securities of Bancorp (including all shares of Bancorp Common Stock, Bancorp Stock Options, and all other options, warrants and other rights to acquire shares of Bancorp Common Stock) Owned by a Shareholder as of the date of this Agreement; and (ii) all additional securities of Bancorp (including all additional shares of Bancorp Common Stock, Bancorp Stock Options, and all additional options, warrants and other rights to acquire shares of Bancorp Common Stock) of which a Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

      A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security, or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

2. Transfer of Subject Securities.
   -------------------------------

      2.1. Transferee of Subject Securities to be Bound by this Agreement. Each Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, such Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be Transferred shall have (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Allaire may reasonably request), and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

      2.2. Transfer of Voting Rights. Each Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, such Shareholder shall ensure that (a) none of the Subject Securities is deposited into a voting trust, and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

3. Voting of Shares.
   -----------------

      3.1. Voting Agreement. Each Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

      (a) at any meeting of shareholders of Bancorp, however called, each Shareholder shall (unless otherwise directed in writing by Allaire) cause all outstanding shares of Bancorp Common Stock that are Owned by such Shareholder as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the Combination Agreement and the approval of the Combination, and in favor of each of the other actions contemplated by the Combination Agreement, and

      (b) in the event written consents are solicited or otherwise sought from shareholders of Bancorp with respect to the approval or adoption of the Combination Agreement, with respect to the approval of the Combination or with respect to any of the other actions contemplated by the Combination Agreement, such Shareholder shall (unless otherwise directed in writing by Allaire) cause to be executed, with respect to all outstanding shares of Bancorp Common Stock that are Owned by such Shareholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

      3.2. Proxy; Further Assurances.

      (a) Contemporaneously with the execution of this Voting Agreement (i) each Shareholder shall deliver to Allaire a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"), and (ii) each Shareholder shall cause to be delivered to Allaire an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Bancorp Common Stock that are Owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), but not of record, by such Shareholder.

      (b) Each Shareholder shall, at his or her own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Allaire the power to carry out and give effect to the provisions of this Voting Agreement.

4. Waiver of Appraisal Rights.
   ---------------------------

      Each Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Combination or any related transaction that such Shareholder or any other Person may have by virtue of the ownership of any outstanding shares of Bancorp Common Stock Owned by such Shareholder.

5. Representations and Warranties of Each Shareholder.
   ---------------------------------------------------

      Each Shareholder, severally and not jointly, hereby represents and warrants to Allaire as follows:

      5.1. Authorization, Etc. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his or her obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      5.2. No Conflicts or Consents.

      (a) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which he or she or any of his or her properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of his or her affiliates or properties is or may be bound or affected.

      (b) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person.

      5.3. Title to Securities. As of the date of this Voting Agreement: (a) Shareholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Bancorp Common Stock set forth next to the heading "Shares Held of Record" on the signature page hereof; (b) Shareholder holds the Subject Securities (free and clear of any encumbrances or restrictions) set forth next to the heading "Options and Other Rights" on the signature page hereof; (c) Shareholder Owns the additional securities of Bancorp set forth next to the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Shareholder does not directly or indirectly Own any shares of capital stock or other securities of Bancorp, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Bancorp, other than the shares and options, warrants and other rights set forth on the signature page hereof.

      5.4. Accuracy of Representations. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Combination as if made on that date.

6. Additional Covenants of Each Shareholder.
   -----------------------------------------

      6.1. Further Assurances. From time to time and without additional consideration, each Shareholder shall (at such Shareholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at such Shareholder's sole expense) take such further actions, as Allaire may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

7. Miscellaneous.
   --------------

      7.1. Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by each Shareholder in this Voting Agreement shall expire upon the Expiration Date.

      7.2. Indemnification. Each Shareholder, severally and not jointly, shall hold harmless and indemnify Allaire and Allaire's affiliates from and against, and shall compensate and reimburse Allaire and Allaire's affiliates for, any loss, damage, claim, liability, fee (including any attorney fee), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Allaire or any of Allaire's affiliates, or to which Allaire or any of Allaire's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Voting Agreement, or (b) any failure on the part of such Shareholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Voting Agreement or in the Proxy.

      7.3. Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

      7.4. Notices. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth


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

beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

      (a) If to a Shareholder, at the address set forth below such Shareholder's signature on the signature page hereof; and

      (b) If to Allaire:

      Allaire Community Bank
      2200 Highway 35
      Sea Girt, New Jersey 08750
      Attention:  George Callas, Chairman
                  Carl F. Chirico, President and CEO

      7.5. Severability. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every-other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

      7.6. Entire Agreement. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

      7.7. Assignment; Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any Shareholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon each Shareholder and his or her heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Allaire and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Allaire and its successors and assigns) any rights or remedies of any nature.

      7.8. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Each Shareholder, severally and not jointly, agrees that, in the event of any breach or threatened breach by a Shareholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Allaire shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Shareholder further agrees that neither Allaire nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.8, and each Shareholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

      7.9. Non-Exclusivity. The rights and remedies of Allaire under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Allaire under this Voting Agreement, and the obligations and liabilities of each Shareholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

      7.10. Governing Law; Venue.

      (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of New Jersey (without giving effect to principles of conflicts of laws).

      (b) Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the State of New Jersey. Each Shareholder:

      (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of New Jersey (and each appellate court located in the State of New Jersey), in connection with any such legal proceeding;

      (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him or her at the address set forth in Section 7.4 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

      (iii) agrees that each state and federal court located in the State of New Jersey shall be deemed to be a convenient forum; and

      (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of New Jersey, any claim that Shareholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

      Nothing contained in this Section 7.10 shall be deemed to limit or otherwise affect the right of Allaire to commence any legal proceeding or otherwise proceed against a Shareholder in any other forum or jurisdiction.

      7.11. Counterparts. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      7.12. Captions. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

      7.13. Attorneys' Fees. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against a Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      7.14. Waiver. No failure on the part of Allaire to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Allaire in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Allaire shall not be deemed to have waived any claim available to Allaire arising out of this Voting Agreement, or any power, right, privilege or remedy of Allaire under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Allaire; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      7.15. Construction.

      (a) For purposes of this Voting Agreement, whenever the context requires,
(i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

      (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

      (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."


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

      (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting

      IN WITNESS WHEREOF, Allaire and the Shareholders have caused this Voting Agreement to be executed as of the date first written above.

                                 ALLAIRE COMMUNITY BANK


                                   By:  /s/ Carl F. Chirico
                                        -------------------------------------
                                 Name:  Carl F. Chirico
                                Title:  President and Chief Executive Officer

                                  SHAREHOLDERS

                                                                                                                  Additional
                                                                                                                  Securities
                                                                             Shares Held of     Options and     Beneficially
             Signatures                             Addresses                    Record        Other Rights         Owned
             ----------                             ---------                    ------        ------------         -----
        /s/ James S. Vaccaro                  613 N. Edgemere Drive              25,432           54,652             N/A
        --------------------                West Allenhurst, NJ 07711
          James S. Vaccaro


      /s/ Anthony Giordano, III                455 Brighton Avenue                1,775           19,991             N/A
      -------------------------               Long Branch, NJ 07740
        Anthony Giordano, III


       /s/ Richard O. Lindsey                 315 Hutchinson Avenue              12,151           32,385             N/A
       ----------------------                  Barrington, NJ 08007
         Richard O. Lindsey


       /s/ John A. Brockriede                   2 Van Court Avenue              141,444           15,929             N/A
       ----------------------                 Long Branch, NJ 07740
         John A. Brockriede


         /s/ James G. Aaron                       10 Muncy Drive                 69,886           15,929             N/A
         ------------------                 West Long Branch, NJ 07764
           James G. Aaron


         /s/ Mark R. Aikins                    14 North Ward Avenue              26,364           15,929             N/A
         ------------------                      Rumson, NJ 07760
           Mark R. Aikins


      /s/ Nicholas A. Alexander                 79 West River Road               19,869           15,929             N/A
      -------------------------                  Rumson, NJ 07760
        Nicholas A. Alexander


         /s/ John F. McCann                     135 Bingham Avenue               58,513           15,929             N/A
         ------------------                      Rumson, NJ 07760
           John F. McCann


      /s/ Harold M. Miller, Jr.                   126 Rick Road                  60,800           15,929             N/A
      -------------------------                 Milford, NJ 08848
        Harold M. Miller, Jr.


         /s/ Carmen M. Penta                      8 DeCamp Court                 22,746           15,929             N/A
         -------------------                West Long Branch, NJ 07764
           Carmen M. Penta


          /s/ Mark G. Solow                       15 Page Drive                  53,001           15,929             N/A
          -----------------                     Red Bank, NJ 07701
            Mark G. Solow


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

                      EXHIBIT A - FORM OF IRREVOCABLE PROXY

      The undersigned Shareholder of Monmouth Community Bancorp, a corporation organized under the laws of the State of New Jersey (together with its successors, "Bancorp"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes, George Callas, Carl F. Chirico and Allaire Community Bank, a New Jersey commercial bank ("Allaire"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the outstanding shares of capital stock of Bancorp owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of Bancorp which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of Bancorp referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

      This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, among Allaire, the undersigned and certain other Shareholders of Bancorp (the "Voting Agreement"), and is granted in consideration of Allaire entering into the Agreement and Plan of Acquisition dated June 30, 2004 between Allaire and Bancorp (the "Combination Agreement").

      The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Combination Agreement or the effective time of the combination contemplated thereby (the "Combination") at any meeting of the Shareholders of Bancorp, however called, or in connection with any solicitation of written consents from shareholders of Bancorp, in favor of the approval and adoption of the Combination Agreement and the approval of the Combination, and in favor of each of the other actions contemplated by the Combination Agreement.

      The undersigned may vote the Shares on all other matters.

      This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

      If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

      This proxy shall terminate upon the earlier of the valid termination of the Combination Agreement or the effective time of the Combination.

Dated:  ______________________, 2004


---------------------------------------
Name:

Number of shares of common stock of Bancorp owned of record as of the date of this proxy:

------------------------------------


                                       12